EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Stock Options/Stock Issuance Plan and Employee Stock Purchase Plan of Vsource, Inc. of our report dated March 30, 2001 (except for Note 12 as to which the date is May 24, 2001) with respect to the consolidated financial statements of NetCel360 Holdings Limited for the years ended December 31, 1999 and 2000, included in Vsource, Inc.'s Current Report on Form 8-K/A dated June 22, 2001, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG

Hong Kong
December 4, 2001


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